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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                February 15, 2001
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                            Brown-Forman Corporation
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             (Exact name of registrant as specified in its charter)

Delaware                          1-123                               61-0243150
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(State or other                   (Commission                   (I.R.S. Employer
jurisdiction                      File Number)               Identification No.)
of incorporation)

850 Dixie Highway, Louisville, Kentucky                   40210
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(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:      (502) 582-1601
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Item 9.

        By press release dated February 15, 2001, Brown-Forman announced earnings for the quarter ended January 31, 2001, as well as a conference call to discuss the earnings release. An audio broadcast of the conference call is available via Brown-Forman's Internet web site (http://www.brown-forman.com).

        A copy of the press release issued publicizing these earnings and the related conference call is filed herewith as Exhibit 99.

Factors Affecting Forward-Looking Statements:

The earnings release and the conference call described in this filing may make forward-looking statements related to our anticipated financial performance, business prospects, new products, and similar matters. We make several such statements in the discussion and analysis which follows, but we do not guarantee that the results indicated will actually be achieved. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. To comply with the terms of the safe harbor, we note that the following non-exclusive list of important risk factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in those forward-looking statements:

Generally: We operate in highly competitive markets. Our business is subject to changes in general economic conditions, changes in consumer preferences, the degree of acceptance of new products, and the uncertainties of litigation. As our business continues to expand outside the United States, our financial results are more exposed to foreign exchange rate fluctuations and the health of foreign economies.

Beverage Risk Factors: The U.S. beverage alcohol business is highly sensitive to tax increases; an increase in the federal excise tax (which we do not anticipate at this time) would depress our domestic beverage business. Our current outlook for our domestic beverage business anticipates continued success of Jack Daniel's Tennessee Whiskey, Southern Comfort, and our other core wine and spirits brands. Current expectations for our foreign beverage business could prove to be optimistic if the U.S. dollar strengthens against other currencies or if economic conditions deteriorate in the principal countries to which we export our beverage products, including the United Kingdom, Germany, Japan, and Australia. The wine and spirits business, both in the United States and abroad, is also sensitive to political and social trends. Legal or regulatory measures against beverage alcohol (including its advertising and promotion) could adversely affect sales. Product liability litigation against the alcohol industry, while not currently a major risk factor, could become significant if new lawsuits were filed against alcohol manufacturers. Current expectations for our global beverage business may not be met if consumption trends do not continue to increase. Profits could also be affected if grain or grape prices increase.

Consumer Durables Risk Factors: Earnings projections for our consumer durables segment anticipate a continued strengthening of our Lenox and Hartmann businesses. These projections could be offset by factors such as poor consumer response to direct mail, a soft retail environment at outlet malls,


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further department store consolidation, or weakened demand for tableware, giftware and/or leather goods.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Brown-Forman Corporation
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                                                   (Registrant)


February 15, 2001                   /s/ Roger Shannon
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           (Date)                   Roger Shannon, Assistant Treasurer